Exhibit 23.1

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

13640 BRIARWICK DRIVE, SUITE 100	306 WEST SEVENTH STREET, SUITE 302	1000 LOUISIANA STREET, SUITE 625
AUSTIN, TEXAS 78729-1707	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
512-249-7000	817- 336-2461	713-651-9944
www.cgaus.com

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the references to our firm in the form and context in which they appear in this Registration Statement on Form 10 of Lynden Energy Corp., including under the heading “Experts.” We hereby further consent to the use in such Registration Statement of information contained in our report, dated September 22, 2014, relating to the estimates of the oil and gas reserves, future production and income attributable to certain leasehold and royalty interests of Lynden Energy Corp. We hereby further consent to the inclusion of the aforementioned report as an exhibit to such Registration Statement.

/s/ CAWLEY, GILLESPIE & ASSOCIATES, INC.
CAWLEY, GILLESPIE & ASSOCIATES, INC.
Texas Registered Engineering Firm F-693

Fort Worth, Texas

October 27, 2014